Exhibit 99.1
FSI INTERNATIONAL, INC.
2008 OMNIBUS STOCK PLAN
(As Amended and Restated January 2010)
     1. Purpose. The purpose of the 2008 Omnibus Stock Plan of FSI International, Inc. (the “Plan”) is to promote the interests of FSI International, Inc. (the “Company”) and its shareholders by providing key personnel of the Company and its Affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The Plan is also intended to provide Non-Employee Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Non-Employee Directors for their contribution to the Company and to aid in attracting and retaining Non-Employee Directors.
     2. Definitions.
2.1 The capitalized terms used elsewhere in the Plan have the meanings set forth below.
     (a) “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and (f), or any successor provisions, and, for purposes other than the grant of Incentive Stock Options, any joint venture entity in which the Company or any such “parent corporation” or “subsidiary corporation” owns an equity interest of 20% or more.
     (b) “Agreement” means any written or electronic agreement, instrument or document evidencing the grant of an Award in such form as has been approved by the Committee, including all amendments thereto.
     (c) “Award” means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Cause” shall have the meaning ascribed to it in any employment, management, separation or similar written agreement between a Participant and the Company or any of its Affiliates, or in the absence of any such agreement or any such defined term in such agreement, shall mean (i) the Participant’s material breach of any confidentiality, non-disclosure, non-solicitation, non-competition, invention assignment or similar agreement with the Company or any Affiliate; (ii) an act or acts of dishonesty undertaken by the Participant resulting in gain or personal enrichment of the Participant at the expense of the Company; (iii) persistent failure by the Participant to perform the duties of the Participant’s employment, which failure is demonstrably deliberate on the part of the Participant and constitutes gross neglect of duties by the Participant; (iv) any failure by the Participant to materially conform to the Company’s Code of Business Conduct and Ethics; or (v) the indictment or conviction of the Participant for a felony if the act or acts constituting the felony are substantially detrimental to the Company or its reputation.
     (f) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute, and the regulations promulgated thereunder.
     (g) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Plan Section 3.1, each member of which shall be (i) an independent director within the meaning of Rule 4200(15) of the Nasdaq Marketplace Rules, (ii) considered a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m).
     (h) “Company” means FSI International, Inc., a Minnesota corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.
     (i) “Disability” means the disability of a Participant such that the Participant is considered disabled under any retirement plan of the Company which is qualified under Section 401 of the Code, or as otherwise determined by the Committee.

     (j) “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.
     (k) “Event” means one of the following:
     (1) Less than a majority of the Board shall consist of members of the Incumbent Board, where “Incumbent Board” is defined to mean individuals who are members of the Board as of the effective date of this Plan, individuals whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board or any individual elected or appointed by the Board to fill a vacancy on the Board caused by death or resignation (but not removal) or to fill a newly created directorship, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Rule 14a-11 of the Exchange Act.
     (2) 30% or more of (1) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”) or (2) the then outstanding Shares of Stock (“Outstanding Company Common Stock”) is acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) by any individual, entity or group (within the meaning of Section 13d(3) or 14(d)(2) of the Exchange Act), provided, however, that the following acquisitions and beneficial ownership shall not constitute an Event pursuant to this Section 2(k)(2):
          (i) any acquisition or beneficial ownership by the Company or a subsidiary of the Company, or
          (ii) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries, or
          (iii) with respect to a recipient of an Award, any acquisition or beneficial ownership by that recipient or any group that includes that recipient; or
          (iv) any acquisition or beneficial ownership by any corporation (including without limitation an acquisition of the nature described in Section 2(k)(3) with respect to which, immediately following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be.
(3) The consummation of:
          (i) a merger or consolidation of the Company with or into another entity, other than (1) a merger or consolidation with a Subsidiary of the Company or (2) a merger or consolidation in which all or substantially all of the persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Voting Company Securities immediately prior to such merger or consolidation beneficially own, directly or indirectly, immediately after the merger or consolidation, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the merger or consolidation or its parent corporation, in substantially the same proportions as their ownership immediately prior to such merger or consolidation of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be;

          (ii) an exchange, pursuant to a statutory exchange, of Outstanding Company Common Stock or Outstanding Company Voting Securities held by shareholders of the Company immediately prior to the exchange for cash, securities or other property, unless all or substantially all of the persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such statutory exchange beneficially own, directly or indirectly, immediately after the statutory exchange, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities of the parent corporation of the Company entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to the statutory exchange, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be; or
          (iii) a sale or other disposition of all or substantially all of the assets of the Company (in one transaction or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be.
Notwithstanding the foregoing, no Event shall be deemed to occur with respect to a recipient of an Award if at least 30% of the common stock or the combined voting power of the voting securities (or voting equity interests) of the surviving corporation or its parent corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately following a merger, consolidation, statutory exchange or disposition of assets referred to in this Section 2(k)(3), by that recipient or a group of individuals and/or entities, including that recipient, acting in concert.
     (4) The shareholders of the Company approve a definitive agreement or plan to liquidate or dissolve the Company.
     (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.
     (m) “Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan, the closing sale price of a Share on the Nasdaq Global Market (or such other national securities exchange as may at the time be the principal market for the Shares) on that date or, if no sale of the Company’s Shares occurred on that date, on the next preceding day on which a sale of Shares occurred. If the Shares are not then listed and traded upon the Nasdaq Global Market or other national securities exchange, Fair Market Value shall be what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.
     (n) “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.
     (o) “Grant Date” means (i) the date on which the Committee approves the grant of an Award under the Plan, or (ii) such later date as may be specified by the Committee on the date the Committee approves the Award, or (iii) in the case of Non-Employee Director Options, the date specified in Plan Section 9.3.
     (p) “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.
     (q) “Insider” as of a particular date means any person who, as of that date, is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.

     (r) “Non-Employee Director” means a member of the Board who is not an Employee.
     (s) “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.
     (t) “Option” means a right to purchase a number of Shares at a specified price, including both Non-Statutory Stock Options and Incentive Stock Options.
     (u) “Participant” means a person to whom an Award is or has been made in accordance with the Plan.
     (v) “Performance-Based Compensation” means an Award to a “covered officer” (as defined in Section 162(m)(3) of the Code) that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(c) of the Code.
     (w) “Performance Cycle” means the period of time as specified in an Agreement over which Performance Units or any other Awards subject to Performance Measures are to be earned.
     (x) “Performance Measures” means any measures of performance established by the Committee in connection with the grant of an Award. In the case of any such grant intended to constitute Performance-Based Compensation, the Performance Measures shall consist of one or a combination of two or more of the following performance-based metrics as approved by the Committee: [revenue; asset quality; non-performing assets; revenue growth; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; operating income; pre- or after-tax income; earnings per share; cash flow; cash flow per share; return on equity; return on invested capital; return on assets; return on operating assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels or cost savings; or improvement in or attainment of working capital levels]. Any Performance Measure utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, Affiliate or individual performance.
     (y) “Performance Units” means the right to receive the Fair Market Value of one Share upon the achievement of specified levels of one or more Performance measures in accordance with an Award made pursuant to Plan Section 11.
     (z) “Plan” means this 2008 Omnibus Stock Plan of FSI International, Inc., as may be amended and in effect from time to time.
     (aa) “Restricted Stock” means Shares issued in accordance with an Award granted under Plan Section 7 so long as the retention and/or vesting of such Shares remains subject to conditions or restrictions.
     (bb) “Share” means a share of Stock.
     (cc) “Stock” means the common stock, no designated par value, of the Company.
     (dd) “Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Plan Section 10.
     (ee) “Subsidiary” means a “subsidiary corporation,” as that term is defined in Code Section 424(f) or any successor provision.
     (ff) “Successor” with respect to a Participant means the legal representative of an incompetent Participant, or if the Participant is deceased, means the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant’s death.
     (gg) “Transferee” means any “family member” (as defined by the general instructions to Form S-8 under the Securities Act of 1933) of the Participant.
     2.2 Gender and Number. Except when otherwise indicated by the context, reference to the masculine gender will include, when used, the feminine gender and any term used in the singular will also include the plural.

3. Administration and Indemnification.
3.1 Administration.
     (a) The Committee will administer the Plan. The Committee has exclusive power to (i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award (except as to the amount of the Initial Non-Employee Director Option and the Annual Non-Employee Director Option, as provided in Plan Section 9.3), and any other terms or conditions of each Award consistent with the Plan, (iii) prescribe and amend the terms of Agreements evidencing Awards, and (iv) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. Each Award will be subject to an Agreement authorized by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Notwithstanding the foregoing, the Board has the sole and exclusive power to administer the Plan with respect to Awards granted to Non-Employee Directors.
     (b) Notwithstanding any provision of the Plan to the contrary, in order to facilitate compliance with the tax, securities, foreign exchange, probate or other applicable provisions of the laws in other countries in which the Company or its Affiliates operate or have key employees or non-employee directors, the Committee, in its discretion, shall have the power and authority to (i) determine which (if any) Employees, Directors, and/or Consultants rendering services or employed outside the U.S. are eligible to participate in the Plan or to receive any type of award hereunder; (ii) determine which non-U.S.-based Affiliates or operations (e.g., branches, representative offices) participate in the Plan or any type of award hereunder; (iii) modify the terms and conditions of any awards made to such Employees, Directors, and/or Consultants, or with respect to such non-U.S.-based Affiliates or operations; and (iv) establish sub-plans, modify methods of exercise, modify payment restrictions on sale or transfer of shares and other terms and procedures to the extent deemed necessary or desirable by the Committee to comply with applicable laws of the non-U.S. jurisdiction.
     (c) Solely for purposes of determining and administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.
     (d) To the extent within its discretion and subject to Plan Sections 15 and 16, the Committee may amend the terms and conditions of any outstanding Award.
     (e) It is the intent that the Plan and all Awards granted pursuant to it (i) will be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide, and (ii) will not provide for the deferral of compensation within the meaning of Section 409A of the Code. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(e), that provision to the extent possible will be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision will be deemed void, but only as applied to Insiders with respect to compliance with Exchange Act Rule 16b-3, to the extent permitted by law and in the manner deemed advisable by the Committee.
     (f) The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee will be final and binding on all parties with an interest therein. Consistent with its terms, the Committee has the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee has discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.
     3.2 Indemnification. Each person who is or has been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, will be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person gives the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
     4. Shares Available Under the Plan.
     4.1 Total Shares. Subject to adjustment pursuant to Section 16, the number of Shares that may be granted under the Plan shall not exceed 2,000,000, of which not more than 200,000 Shares may be the subject of Awards other than Options and Stock Appreciation Rights.
     4.2 Awards Forfeited or Expired. Any Shares subject to that portion of an Award which, for any reason, is forfeited or expires or terminates unexercised or unearned may again be used for future Awards.
     4.3 Awards Settled in Cash. Any Shares subject to an Award settled in cash or other property in lieu of Shares may again be used for future Awards.
     4.4 Computation of Shares Granted. For the purposes of computing the total number of Shares granted under the Plan, the following rules shall apply to Awards payable in Shares where appropriate:
     (a) Each Award shall initially be deemed to involve the grant of the maximum number of Shares in which the particular Award is denominated.
     (b) If a Stock Appreciation Right has been exercised and settled in Shares, the gross number of Shares with respect to which such exercise occurred shall be deemed granted and may not again be the subject of Awards under the Plan.
     (c) To the extent an Award is paid or settled in some other security, it shall be deemed to have involved the grant of the number of Shares in which that portion of the Award was denominated.
     (d) Where the number of Shares available under the Award is variable on the Grant Date, the number of Shares granted shall be deemed, prior to the settlement of the Award, to be the maximum number of Shares that could be received under that particular Award.
     (e) Where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, such joint Awards shall be deemed to involve the grant of the maximum number of Shares available under the largest single Award.
     (f) Shares tendered or withheld in payment of an Option exercise price or to satisfy any tax withholding obligation shall not be added to the total number of Shares available for grant under the Plan.
     (g) Shares that are repurchased by the Company with Option proceeds shall not be added to the total number of Shares available for grant under the Plan.
     4.5 No Fractional Shares. No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.
     4.6 Maximum Award Shares. The maximum number of Shares that may be issued pursuant to Incentive Stock Options shall be 2,000,000, which limit will be subject to adjustment under Section 16 to the extent such adjustment is consistent with adjustments permitted of a plan authorizing the grant of incentive stock options under Code Section 422. The maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Options is 100,000 and the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Stock Appreciation Rights is 100,000. The aggregate number of Shares subject to Restricted Stock Awards granted during any calendar year to any one Participant shall not exceed 25,000. The foregoing limits shall be subject to adjustment under Section 16, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as performance-based compensation under Code Section 162(m).
     5. Eligibility. Participation in the Plan will be limited to Employees and to individuals who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director. The granting of Awards is solely at the discretion of the Committee, except that

Incentive Stock Options may only be granted to Employees and Awards to Non-Employee Directors are subject to the limits of Section 9.3(g). References herein to “employed,” “employment” or similar terms (except “Employee”) will include the providing of services in any capacity or as a director. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, nor any change in status from an Employee to a consultant of the Company will be deemed a termination of employment for purposes of the Plan.
     6. General Terms of Awards.
     6.1 Amount and Conditions of Award. Each Award will be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion, which may include conditions on vesting, exercisability, lapsing of restrictions or payment that are tied to Performance Measures.
     6.2 Vesting and Term. Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the period until the applicable Award is scheduled to expire, which shall not be more than ten years from the Grant Date, and any applicable Performance Cycle. The Committee may provide for such vesting conditions as it may determine, subject to the following limitations:
          (1) an Award that is not subject to the satisfaction of Performance Measures may not fully vest or become fully exercisable earlier than three years from the Grant Date; and
          (2) the Performance Cycle of a Performance Unit or other Award subject to Performance Measures may not be shorter than one year.
The limitations in clauses (1) and (2) above will not, however, apply in the following situations: (i) an Award made to attract a key executive to join the Company; (ii) upon an Event; (iii) termination of employment due to death or Disability; (iv) Restricted Stock issued in exchange for other compensation; (v) a substitute Award granted pursuant to Section 19; and (vi) Awards issued to Non-Employee Directors.
     6.3 Transferability. Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant’s Successor) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award. No Award of Restricted Stock (before the expiration of the restrictions), Options, Stock Appreciation Rights or Performance Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant’s death or, except in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder; any attempted transfer in violation of this Section 6.3 will be of no effect. Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide that the Award (other than Incentive Stock Options) may be transferable to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee will continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, Disability or termination of employment of a Participant, the references to “Participant” mean the original grantee of an Award and not any Transferee.
     6.4 Termination of Employment. Except as otherwise determined by the Committee or provided by the Committee in an Agreement, if a Participant’s employment with the Company and all of its Affiliates terminates, the following provisions will apply:
(a) Options and Stock Appreciation Rights.
     (1) If a Participant’s employment terminates because of the Participant’s death, then any Option or Stock Appreciation Right that has not expired or been terminated will become exercisable in full if the Participant’s employment with the Company and its Affiliates has been continuous between the date the Option or Stock Appreciation Right was granted and a date not more than three months prior to such death, and may be exercised by the Participant’s Successor at any time, or from time to time, within one year after the date of the Participant’s death.
     (2) If a Participant’s employment terminates because of the Participant’s Disability, then any Option or Stock Appreciation Right that has not expired or been terminated will become exercisable in full if the Participant’s employment with the Company and its Affiliates has been continuous between the date the Option or Stock Appreciation Right was granted and the date of such employment termination, and the Participant or the Participant’s Successor may exercise such Option or Stock Appreciation Right at any time, or from time to time, within one year after the date of the Participant’s termination of employment.
     (3) If a Participant’s employment is terminated for Cause, all Awards to the Participant will terminate immediately upon such termination.
     (4) If a Participant’s employment terminates for any reason other than death, Disability or for Cause, then any Option or Stock Appreciation Right that has not expired or been terminated will, unless the Committee otherwise provides in the Agreement, remain exercisable for three months after the Participant’s employment terminates, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such employment termination; provided, however, that if the Participant is a Non-Employee Director, the Option or Stock Appreciation Right will remain exercisable until the scheduled expiration date of such Award after such Non-Employee Director ceases to be a director of the Company, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Non-Employee Director ceasing to be a director.
     (5) Notwithstanding the foregoing Plan Sections 6.4(a)(1), (2), (3) and (4), in no event will an Option or a Stock Appreciation Right be exercisable after the scheduled expiration date of such Award. Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Plan Sections 6.4 (1), (2), (3) and (4) except as otherwise provided by the Committee in the Agreement, will terminate as of the end of the periods described in such Sections.
     (b) Performance Units. If a Participant’s employment with the Company and all of its Affiliates terminates during a Performance Cycle because of the Participant’s death or Disability, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, the Participant, unless the Committee will otherwise provide in the Agreement, will be entitled to a payment with respect to Performance Units at the end of the Performance Cycle based upon the extent to which achievement of Performance Measures was satisfied at the end of the Performance Cycle and prorated for the portion of the Performance Cycle during which the Participant was employed by the Company or its Affiliates. Except as provided in this Section 6.4(b) or in the Agreement, if a Participant is no longer employed by the Company and its Affiliates during a Performance Cycle, then such Participant will not be entitled to any payment with respect to that Performance Cycle.
     (c) Restricted Stock Awards. If a Participant’s employment with the Company and all of its Affiliates terminates before the Participant’s Restricted Stock Award is fully vested because of the Participant’s death or Disability, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, the Participant, unless the Committee otherwise provides in the Agreement, will be entitled to have vest a number of Shares of Restricted Stock under the Award that has been prorated for the portion of the scheduled vesting period of the Award during which the Participant was employed by the Company and its Affiliates. Any portion of an Award of Restricted Stock which does not vest under the preceding sentence or under the Agreement will terminate at the date the Participant ceases to be employed by the Company and its Affiliates and any Shares of Restricted Stock will be forfeited to the Company.
     6.5 Rights as Shareholder. Each Agreement will provide that a Participant has no rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.
     6.6 Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more Performance Measures upon which vesting, the lapse of restrictions or settlement in cash or Shares is contingent. With respect to any Award intended to be Performance-Based Compensation, the Committee shall establish and administer Performance Measures in the manner described in Section 162(m) of the Code and the then current regulations of the Secretary of the Treasury.
     7. Restricted Stock Awards.
     7.1 Restrictions; Lapse of Restrictions. An Award of Restricted Stock under the Plan will consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions will be included in the applicable Agreement. The Committee may provide for the vesting of such Shares and the corresponding lapse or waiver of any such restrictions or conditions based on such factors or criteria as the Committee, in its sole discretion, may determine. The Agreement will describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock will lapse. Upon the lapse of the restrictions and conditions and the vesting of the Restricted Stock, Shares free of such restrictions and conditions will be issued to the Participant or a Successor or Transferee.
     7.2 Restrictive Legend. Except as otherwise provided in the applicable Agreement, Shares subject to an Award of Restricted Stock will be evidenced by a book-entry in the name of the Participant wit the Company’s transfer agent or by one or more stock certificates issued in the name of the Participant. Any such stock certificate will either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as will be provided for in the applicable Agreement. Any book-entry will be accompanied by a similar legend.
     7.3 Shareholder Rights. A Participant or a Transferee with a Restricted Stock Award will have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.
     8. Other Awards. The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, restricted stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, will determine the terms and conditions of such Awards, provided that such Awards will not be inconsistent with the terms and purposes of the Plan, including the intent expressed in Section 3.1(e) that no award will provide for the deferral of compensation within the meaning of Section 409A of the Code. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.
     9. Stock Options.
9.1 Terms of All Options.
     (a) An Option will be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option will be determined by the Committee and set forth in the Agreement, but will not be less than 100% of the Fair Market Value of a Share as of the Option Grant Date (except as provided in Plan Section 19).
     (b) The purchase price of the Shares with respect to which an Option is exercised will be payable in full at the time of exercise, provided that to the extent permitted by law (as determined by the Committee), the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price may be payable in cash or, if the Committee so permits, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased), or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted. A Participant exercising an Option is not permitted, however, to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.
     (c) Each Option will be exercisable in whole or in part on the terms provided in the Agreement. In no event will any Option be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it will be deemed to have lapsed or terminated.
     (d) Options will not be granted under the Plan in consideration for, and the grant of Options will not be conditioned on, the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other Option.

9.2 Incentive Stock Options.
     In addition to the other terms and conditions applicable to all Options:
     (a) the purchase price of each Share subject to an Incentive Stock Option will not be less than 100% of the Fair Market Value of a Share as of the Grant Date of the Incentive Stock Option if this limitation is necessary to qualify the Option as an Incentive Stock Option (except as provided in Plan Section 19);
     (b) the aggregate Fair Market Value (determined as of the Grant Date of the Option) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) will not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option and to the extent an Option or Options granted to a Participant exceed this limit the Option or Options will be treated as a Non-Statutory Stock Option;
     (c) an Incentive Stock Option will not be exercisable more than 10 years after its Grant Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option;
     (d) an Incentive Stock Option will not be exercisable more than one year after the Participant’s employment with the Company and its Affiliates terminates if such termination is due to the Participant’s death or Disability, or more than three months after the Participant’s employment terminates if such termination is due to any other reason;
     (e) the Agreement covering an Incentive Stock Option will contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Stock Option; and
     (f) notwithstanding any other provision of the Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option is not exercisable after the date five years from the Grant Date of that Incentive Stock Option.
9.3 Terms and Conditions of Non-Employee Directors’ Options.
     (a) Initial Non-Employee Directors’ Options. Subject to the terms and conditions of this Plan, any Non-Employee Director first elected or appointed to the Board on or after the Company’s January 2008 Annual Shareholders Meeting shall receive, by virtue of serving as a director of the Company, a single grant of a Non-Statutory Stock Option to purchase 20,000 Shares (an “Initial Non-Employee Director Option”) effective the date of such election or appointment (the “Grant Date”).
     (b) Vesting of Initial Non-Employee Directors’ Options. Subject to the provisions of the Plan Section 9.3(f), Initial Non-Employee Directors’ Options granted pursuant to this Plan shall vest and become exercisable six moths after the date of grant. Each Initial Non-Employee Directors’ Option, to the extent exercisable, shall be exercisable in whole or in part.
     (c) Annual Non-Employee Director Option Grants. For the Annual Meeting of Shareholders to be held in January 2008 and for each Annual Meeting of Shareholders thereafter during the term of this Plan, each Non-Employee Director serving as a Non-Employee Director of the Company immediately following the Annual Meeting shall be granted, by virtue of serving as a Non-Employee Director of the Company, a Non-Statutory Stock Option to purchase 7,500 Shares (an “Annual Non-Employee Director Option”). Each Annual Non-Employee Director Option shall be deemed to be granted to each Non-Employee Director immediately after an Annual Meeting (the “Grant Date”) and shall be granted regardless of whether or not a Non-Employee Director previously received, or simultaneously receives, an Initial Non-Employee Director Option. Initial Non-Employee Director Options and Annual Non-Employee Director Options together are sometimes referred to as “Non-Employee Director Options.”

     (d) Vesting of Annual Director Options. Subject to the provisions of Plan Section 9.3(f), Annual Non-Employee Director Options shall vest and become exercisable in full on the January 1st following the Grant Date. Each Option, to the extent exercisable, shall be exercisable in whole or in part.
     (e) Exercise Price of Non-Employee Director Options. The purchase price of each Share subject to a Non-Employee Director Option will be 100% of the Fair Market Value of a Share as of the Option Grant Date.
     (f) Termination of Non-Employee Director Options. Each Non-Employee Director Option granted pursuant to this Plan and all rights to purchase Shares thereunder shall terminate on the earliest of:
(1) ten years after the Grant Date of the Non-Employee Director Option;
(2) the expiration of the period specified in the Agreement after the death or permanent disability of a Non-Employee Director; or
(3) ninety days after the date the Non-Employee Director ceases to be a director of the Company, provided, however, that the option shall be exercisable during this 90-day period only to the extent the option was exercisable as of the date the person ceases to be a Non-Employee Director unless the cessation results from the director’s death or permanent disability. Notwithstanding the preceding sentence, if a Non-Employee Director who resigns or whose term expires then becomes a consultant or Employee of the Company within ninety days of such resignation or term expiration, the Non-Employee Director Options of such person shall continue in full force and effect.
     In no event shall an Option be exercisable at any time after its original expiration date. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.
     (f) Allocation of Common Shares. If as of a date on which an Option or Options are to be awarded pursuant to the provisions of this Section 9.3, the number of Shares available for issuance under the Plan as of this date are less than the number of options to purchase Shares that otherwise would be awarded, then the following formula shall determine how the remaining number of Shares are to be allocated:
     (1) if only one Non-Employee Director is to receive an Option on the date, then that Non-Employee Director shall receive an Option to purchase Shares equal to the number of Shares remaining;
     (2) if two or more Non-Employee Directors are to receive Options on the date
     (A) all Initial Non-Employee Director Options shall first be awarded; if, however, the number of Shares available is less than the number of options to purchase Shares that would otherwise be awarded as Initial Non-Employee Director Options then each Non-Employee Director eligible to receive an Initial Non-Employee Director Option shall receive the number of Options that results from the following equation: the whole number of Shares available divided by the number of Non-Employee Directors eligible to receive such an Option, provided, however, that no fractional shares shall be awarded; and if such allocation occurs, any remaining Shares shall not be awarded and shall be deemed not subject to distribution for purposes of Plan Section 4; and
     (B) if on that date all Initial Non-Employee Director Options to be awarded are awarded in the full amount or if no Initial Non-Employee Director Options are to be awarded, then each Non-Employee Director eligible for an Annual Non-Employee Director Option shall receive an Annual Non-Employee Director Option to purchase Shares in the amount that results from the following equation: the whole number of Shares available divided by the number of Non-Employee Directors eligible for an Annual Non-Employee Director Option, provided, however, that no fractional shares shall be awarded; and any remaining Shares shall not be awarded and shall be deemed not subject to distribution for purposes of Plan Section 4.

     (g) Non-exclusivity of Section 9.3. The provisions of this Section 9.3 are not intended to be exclusive; however, the Committee, in its discretion, may grant Options or other Awards to a Non-Employee Director, but only in substitution for Non-Employee Director Options held by that director.
     10. Stock Appreciation Rights. An Award of a Stock Appreciation Right entitles the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that will not be less than 100% of the Fair Market Value of such Shares as of the Grant Date of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right will be exercisable at any time after its scheduled expiration. When a Stock Appreciation Right is no longer exercisable, it will be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee will be made at such time or times as will be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.
11. Performance Units.
11.1 Initial Award.
     (a) An Award of Performance Units under the Plan shall entitle the Participant or a Successor or Transferee to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee and provided in the Agreement, based upon the achievement of specified levels of one or more Performance Measures. The Agreement may provide that a portion of a Participant’s Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the payment.
     (b) Following the conclusion or acceleration of each Performance Cycle, the Committee shall determine the extent to which (i) Performance Measures have been attained, (ii) any other terms and conditions with respect to an Award relating to the Performance Cycle have been satisfied and (iii) payment is due with respect to an Award of Performance Units.
     (c) No Participant may receive Awards of Performance Units relating to more than 25,000 Shares in any year under this Plan.
11.2 Acceleration and Adjustment. The Agreement may permit an acceleration of the Performance Cycle and an adjustment of Performance Measures and payments with respect to some or all of the Performance Units awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not, include an Event, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant’s title or employment responsibilities, the Participant’s death or Disability or, with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination as provided in Plan Section 16. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.
12. Effective Date and Duration of the Plan.
     12.1 Effective Date. The Plan will become effective on the date it is approved by the requisite vote of the Company’s shareholders at its January 2008 Annual Shareholders Meeting or any adjournment thereof.
     12.2 Duration of the Plan. The Plan will remain in effect until all Stock subject to it will be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Plan Section 15.1, or the tenth anniversary of shareholder approval of the Plan, whichever occurs first (the “Termination Date”); provided, however, that Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. No Award of an Incentive Stock Option will be made more than 10 years after the Effective Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option.

13. Plan Does Not Affect Employment Status.
     13.1 No Commitment to Grant Awards. Status as an eligible Employee will not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.
     13.2 No Right to Employment. Nothing in the Plan or in any Agreement or related documents will confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person’s compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.
     14. Tax Withholding. The Company has the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company has the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings through a reduction of the number of Shares delivered or delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.
     15. Amendment, Modification and Termination of the Plan; Amendments of Agreements.
     15.1 Board and Committee Power to Terminate, Amend and Modify Plan and Agreements. Subject to Plan Section 28, the Board may at any time and from time to time terminate, suspend or modify the Plan. Except as limited in (b) below, the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law. The Company will submit any amendment of the Plan to its shareholders for approval if the rules of The Nasdaq Stock Market, Inc. or other applicable laws or regulations require shareholder approval of such amendment.
     15.2 Limitations. No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Plan Sections 11.2 or 16 does not adversely affect these rights.
     16. Adjustment for Changes in Capitalization. In the event of any equity restructuring (within the meaning of Statement of Financial Accounting Standards No. 123 (revised 2004), referred to as “FAS 123R”) that causes the per Share value of Shares to change, such as a stock dividend or stock split, the Committee shall cause there to be made an equitable adjustment to the number and kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards (including but not limited to the number and kind of Shares to which such Awards are subject, and the exercise or strike price of such Awards) to the extent such other Awards would not otherwise automatically adjust in the equity restructuring; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Incentive Stock Options to violate Section 422(b) of the Code or any successor provision; provided further, that no such adjustment shall be authorized under this Section to the extent that such adjustment would cause an Award to be subject to adverse tax consequences under Section 409A of the Code. In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FAS No. 123R, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.
     17. Fundamental Change. In the event of a proposed Fundamental Change, the Committee may, but will not be obligated to:
     (a) if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or
     (b) at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, will be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Plan Section 10, will be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option will immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right will have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to Plan Section 17(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that has not been exercised before the Fundamental Change will be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right will be entitled to the payment provided for in this Section 17(b) if such Option or Stock Appreciation Right has terminated, expired or been cancelled. For purposes of this Section only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change.
     18. Cancellation and Rescission of Awards.
     18.1 Proscribed Conduct. Unless an Agreement otherwise specifies, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unvested, unpaid or deferred Awards at any time if a Participant engages in any of the following:
     (a) unauthorized competition with the Company or any Affiliate;
     (b) unauthorized disclosure of any material proprietary or confidential information of the Company or any Affiliate;
     (c) a material violation of applicable business ethics policies of the Company or any Affiliate;
     (d) activity that results in termination of the Participant’s employment for Cause; or
     (e) any other conduct or act determined by the Committee to be materially injurious, detrimental or prejudicial to any interest of the Company or any Affiliate.
     18.2 Recovery of Amounts Paid. If a Participant engages in any of the conduct referenced in Plan Section 18.1 within a twelve-month period before or after the Participant’s termination of employment with the Company and its Affiliates, then any exercise, payment or delivery of cash or Shares pursuant to any Award that occurs within that period may be rescinded by the Committee within twelve months after such exercise, payment or delivery. If such rescission occurs, the Participant shall return or forfeit to the Company the cash and/or Shares received with respect to the rescinded transaction (or the economic value thereof determined as of the date of the exercise, payment or delivery) in such manner and on such terms and conditions as may be required by the Committee, and the Company shall be entitled to set-off against the amount of any such return or forfeiture any amount owed to the Participant by the Company.
     19. Corporate Mergers, Acquisitions, Etc. The Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other awards granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
     20. Unfunded Plan. The Plan will be unfunded and the Company will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board will be deemed to be a trustee of any amounts to be paid under the Plan nor will anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right will be no greater than the right of an unsecured general creditor of the Company.
     21. Limits of Liability. Any liability of the Company to any Participant with respect to an Award will be based solely upon contractual obligations created by the Plan and the Award Agreement. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, will have any liability to any party for any action taken, or not taken, in good faith under the Plan.
     22. Compliance with Applicable Legal Requirements. No Shares distributable pursuant to the Plan will be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.
     23. Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.
     24. Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan will not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and will not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
     25. Beneficiary Upon Participant’s Death. To the extent that the transfer of a Participant’s Award at death is permitted by this Plan or under an Agreement, (i) a Participant’s Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and this Plan. If no such designation of a beneficiary has been made, the Participant’s legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by this Plan or under an Agreement.
26. Event Payments
     (a) Notwithstanding the provisions of Plan Section 17 above, and except as provided in Plan Section 26(c), if any Award, either alone or together with other payments in the nature of compensation to a Participant that are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company or otherwise, would result in any portion thereof being subject to an excise tax imposed under Code Section 4999, or any successor provision, or would not be deductible in whole or in part by the Company, an affiliate of the Company (as defined in Code Section 1504, or any successor provision), or other person making such payments as a result of Code Section 280G, or any successor provision, then such Award and/or such other benefits and payments shall be reduced (but not below zero) to the largest aggregate amount as will result in no portion thereof being subject to such an excise tax or being not so deductible.
     (b) For purposes of Plan Section 26(a), (i) no portion of payments the receipt or enjoyment of which a Participant shall have effectively waived in writing prior to the date of distribution of an Award shall be taken into account; (ii) no portion of such Award, benefits and other payments shall be taken into account that in the opinion of tax counsel selected by the Company does not constitute a “parachute payment” within the meaning of Code Section 280G(b)(2), or any successor provision; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in such payment shall be determined by the Company in accordance with the principles of Code Sections 280G(d)(3) and (4) or any successor provisions.
     (c) If a Participant is subject to a separate agreement with the Company or an Affiliate that expressly addresses the potential application of Sections 280G or 4999 of the Code (including that “payments” under such agreement or otherwise will or will not be reduced, or will be “grossed up” for tax purposes), then Plan Section 26(a) will not apply, and any Award any portion of which would otherwise be subject to Plan Section 26(a) will instead be treated as a “payment” arising under such separate agreement.
     (d) Any Award not paid as a result of this Plan Section 26 or reduced to zero as a result of the limitations imposed hereby, shall remain outstanding in full force and effect in accordance with the other terms and provisions of this Plan.
     27. Requirements of Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan will be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and will be construed accordingly. If any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.
     28. Repricing; Shareholder Approval. Except as provided in Plan Section 16, in no event may any Option or Stock Appreciation Right be amended to decrease the exercise price per share thereof, or be cancelled in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes or under the rules of The Nasdaq Stock Market, Inc., as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancellation or action is approved by the Company’s shareholders in accordance with applicable law and rules of The Nasdaq Stock Market, Inc.
     29. Dividends and Dividend Equivalents. An Award may, if so determined by the Committee, provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents.